                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        FirstCity Financial Corporation
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     [FIRSTCITY FINANCIAL CORPORATION LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998
                             ---------------------

To the Stockholders of
FirstCity Financial Corporation:

     NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Stockholders (the "Meeting") of FirstCity Financial Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 6400 Imperial Drive, Waco, Texas 76712, on Thursday, May 21, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect 11 directors, each to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To ratify the Board of Directors' appointment of independent public accountants for the Company and its subsidiaries for fiscal year 1998;

     3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only holders of record of the Company's Common Stock outstanding as of the close of business on April 9, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A proxy card is enclosed in the pocket on the front of the envelope in which these materials were mailed to you. Please complete, sign and date the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person. The list of stockholders of the Company may be examined at the offices of the Company located at 6400 Imperial Drive, Waco, Texas 76712.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is enclosed.

                                            By Order of the Board of Directors

Waco, Texas
April 21, 1998

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                        FIRSTCITY FINANCIAL CORPORATION

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders of FirstCity Financial Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998 (the "Annual Meeting"), and at any adjournments thereof. The date of this Proxy Statement is April 21, 1998, and this Proxy Statement and the form of proxy are first being mailed or given to the Company's stockholders on or about such date. The Company's principal executive offices are located at 6400 Imperial Drive, Waco, Texas 76712, where its telephone number is (254) 751-1750.

     At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked (1) to elect eleven directors to serve on the Board of Directors of the Company, such directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and qualified and (2) to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP ("KPMG") as independent certified public accountants for the Company and its subsidiaries for fiscal year 1998.

     Only holders of record of the Common Stock outstanding as of the close of business on April 9, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As of the close of business on the Record Date, 6,573,433 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on 6,573,433 shares outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted on.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (and therefore abstentions and broker non-votes will have no legal effect on such election). The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be necessary to approve each of the other proposals presented at the Annual Meeting (and therefore abstentions will have the effect of a negative vote on such proposals). An automated system administered by the Company's transfer agent will tabulate the votes cast.

     All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1998. The Company does not know of any matters, other than those described above, which will come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     A record holder of Common Stock who executes and returns a proxy has the power to revoke it at any time before it is voted. A holder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: FirstCity Financial Corporation, 6400 Imperial Drive, P.O. Box 8216 Waco, Texas 76714-8216, Attention: Secretary.

     James R. Hawkins, Chairman of the Board and Chief Executive Officer of the Company, James T. Sartain, President and Chief Operating Officer of the Company, and ATARA I, LTD., a Texas limited partnership ("ATARA"), are parties to a Shareholder Voting Agreement (the "Shareholder Voting Agreement"), dated as of June 29, 1995, with Cargill Financial Services Corporation, a Delaware corporation ("Cargill"). The sole general partner of ATARA is ATARA Corp., a Texas corporation, the Chairman of the Board and President of which is Rick R. Hagelstein, the Executive Vice President and Director of Subsidiary Operations of the Company. Under the terms of the Shareholder Voting Agreement, Messrs. Hawkins and Sartain, and ATARA, are required to vote their shares of Common Stock to elect one designee of Cargill as a director of the Company, and Cargill is required to vote its shares of Common Stock to elect one or more of the designees of Messrs. Hawkins and Sartain, and ATARA, as directors of the Company. With respect to the Board nominees for director named below under the caption "Election of Directors," (1) Messrs. Hawkins and Sartain, and ATARA, will vote their shares of Common Stock for the election of such nominees as directors, including nominee David W. MacLennan, Cargill's designee under the Shareholder Voting Agreement, and (2) Cargill will vote its shares of Common Stock for the election of such nominees as directors, which nominees are the designees of Messrs. Hawkins and Sartain, and ATARA, under the Shareholder Voting Agreement. Information pertaining to the number of shares of Common Stock owned on March 31, 1998, by each of Messrs. Hawkins and Sartain, and ATARA and Cargill, is set forth under the caption "Security Ownership of Certain Beneficial Owners and Management."

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997, which includes, among other things, the Company's audited consolidated balance sheets at December 31, 1997 and 1996, and the Company's audited consolidated statements of income, statements of shareholders' equity and statements of cash flows for the years ended December 31, 1997, 1996 and 1995, respectively, has been mailed to stockholders of record as of the Record Date.

     The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the Common Stock held by them as stockholders of record.

                     OTHER FIRSTCITY ANNUAL MEETING MATTERS

     Directors of the Company are elected each year to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of one and a maximum of twelve directors, and the exact number is set by the Board of Directors. The current Board of Directors consists of eleven members, each of which has been nominated by the Board to stand for election at the Annual Meeting. The Board of Directors recommends that such ten nominees, each of which is named below, be elected to serve as directors.

     Under the Company's Bylaws, nominations of persons for election to the Board of Directors also may be made at the Company Annual Meeting by any stockholder of FirstCity entitled to vote for the election of directors at the Company Annual Meeting who complies with the notice procedures described in this paragraph. Any such nomination must be made pursuant to notice in writing to the Secretary of the Company, and must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on April 21, 1998. Any such notice must set forth (1) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor regulation thereto (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (2) as to the stockholder giving such notice, (a) the name and address, as they appear on the Company's books, of such stockholder, and (b) the class or series and number of shares of stock of the Company that are held of record, beneficially owned, and represented by proxy on the date of such stockholder nomination and on the Company Record Date by such stockholder on such dates.

     It is intended that the proxies received from holders of the Company's Common Stock, in the absence of contrary instructions, will be voted at the Company Annual Meeting for the election of the Board nominees named below. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Company Annual Meeting, in such event the proxies will be voted in accordance with the discretionary authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.

     James R. Hawkins, Chairman of the Board and Chief Executive Officer of the Company, James T. Sartain, President and Chief Operating Officer of the Company, and ATARA, are parties to a Shareholder Voting Agreement with Cargill regarding the voting of their shares of the Company Common Stock in connection with the election of directors. See "Introduction".

     The following table sets forth as of March 1, 1998, certain information concerning the directors of the Company.

                NAME                   AGE                          POSITION
                ----                   ---                          --------
James R. Hawkins.....................   62  Chairman of the Board and Chief Executive Officer
C. Ivan Wilson.......................   70  Vice Chairman of the Board
James T. Sartain.....................   49  President, Chief Operating Officer and Director
Rick R. Hagelstein...................   51  Executive Vice President, Director of Subsidiary
                                            Operations and Director
Matt A. Landry, Jr...................   55  Executive Vice President, Chief Administrative Officer
                                            and Director
Richard J. Gillen....................   57  Managing Director of Mortgage Finance and Director
Richard E. Bean......................   54  Director
Bart A. Brown, Jr. ..................   66  Director
Donald J. Douglass...................   66  Director
David W. MacLennan...................   38  Director
Thomas E. Smith......................   40  Director

     Further information concerning the Board nominees for election as directors at the Company Annual Meeting, including their business experience during the past five years, appears below.

     James R. Hawkins has been Chairman of the Board and Chief Executive Officer of the Company since the consummation of the merger of the Company and First City Bancorporation of Texas, Inc. ("FCBOT") on July 3, 1995 (the "Merger"), and was Chairman of the Board and Chief Executive Officer of J-Hawk Corporation ("J-Hawk") from 1976 until the Merger.

     C. Ivan Wilson has been Vice Chairman of the Board of the Company since the Merger, and is currently Chairman, President and Chief Executive Officer of Mercantile Bank, N.A., Corpus Christi, Texas, a national banking organization. Mr. Wilson was Chairman of the Board and Chief Executive Officer of FCBOT from 1991 to the Merger. Prior to 1991, Mr. Wilson was the Chief Executive Officer of FirstCity, Texas -- Corpus Christi, one of FCBOT's banking subsidiaries.

     James T. Sartain has been President, Chief Operating Officer and a Director of the Company since the Merger, and was President and Chief Operating Officer of J-Hawk from 1988 to the Merger.

     Rick R. Hagelstein has been Executive Vice President and Director of Subsidiary Operations of the Company since November 1996 and a Director of the Company since the Merger. From the Merger to November 1996, Mr. Hagelstein was Executive Vice President and Chief Credit Officer of the Company, and was Executive Vice President and Chief Credit Officer of J-Hawk from 1990 to the Merger. From 1988 to

1990, Mr. Hagelstein was Executive Vice President of ASK Corporation, a manufacturer of solar energy devices. Mr. Hagelstein has also been a member of the Portfolio Committee of the Trust since the Merger, which committee administers the Trust.

     Matt A. Landry, Jr. has been Executive Vice President and Chief Administrative Officer of the Company since November 1996, and was Executive Vice President and Chief Financial Officer of the Company from the Merger to November 1996. Mr. Landry has been a Director of the Company since the Merger. Mr. Landry was Executive Vice President and Chief Financial Officer of J-Hawk from 1992 to the Merger. From 1988 to 1992, Mr. Landry was President and Chief Operating Officer and a director of AmWest Savings Association, a savings and loan association (and a predecessor to First American Bank, S.S.B., a state savings bank). From 1989 to 1992, Mr. Landry was also a director of First American Bank, a state chartered commercial bank.

     Richard J. Gillen has been a Director of the Company and the Managing Director of Mortgage Finance since July 1997. Mr. Gillen has been the Chairman of the Board of FirstCity Financial Mortgage Corporation President ("Mortgage Corp.") since 1987 and the President and Chief Executive Officer of Mortgage Corp. since 1983. Mr. Gillen has served on several committees of the Mortgage Bankers Association of America, and served as President of the Texas Mortgage Bankers Association in 1997.

     Richard E. Bean has been a Director of the Company since the Merger and has been Executive Vice President and Chief Financial Officer of Pearce Industries, Inc. since 1976, which company, through its subsidiaries, markets a variety of oil field equipment and machinery. Mr. Bean has also been a member of the Portfolio Committee of FirstCity Liquidating Trust (the "Trust") since the Merger. Prior to the Merger, Mr. Bean was Chairman of the FCBOT's Official Committee of Equity Security Holders. Mr. Bean is a director of TransAmerican Waste Industries, Inc.

     Bart A. Brown, Jr. has been a Director of the Company since the Merger and has been President, Chief Executive Officer and director of Main Street and Main Incorporated since December of 1996. Main Street is the largest franchisee of T.G.I. Friday's restaurant chain with 47 locations. From April 1996 until December 1996, Mr. Brown was a consultant with Investcorp International, N.A. ("Investcorp"). From August 1995 until joining Investcorp, Mr. Brown was Chairman and Chief Executive Officer of Color Tile, Inc., an Investcorp-owned company. Prior to joining Color Tile, Mr. Brown was Chief Executive Officer of The Circle K Corporation from 1991 to 1993, and served as Chairman of that company from June of 1990 until August 1995. Mr. Brown is a director of Factory Card Outlet Corp., and Edison Brothers Stores, Inc.

     Donald J. Douglass has been a Director of the Company since the Merger and has been Chairman and Chief Executive Officer of Alamo Group, Inc. since 1969, which company, through its subsidiaries, designs and markets a variety of mowing equipment, replacement parts and other products. Prior to the Merger, Mr. Douglass was a member of FCBOT's Official Committee of Equity Security Holders.

     David W. MacLennan has been a Director of the Company since the Merger and has been employed by subsidiaries of Cargill, Incorporated, regarded as one of the world's largest, privately-held corporations, since 1991. From 1993 to February 1996, Mr. MacLennan was a Vice President of Cargill Financial Service Corporation, a wholly owned subsidiary of Cargill, Incorporated that is engaged primarily in the investment of proprietary funds and in the proprietary trading of financial instruments and assets. From February 1996 to August 1997, Mr. MacLennan was the Managing Director of Cargill Financial Markets, PLC in London. Since August 1997, Mr. MacLennan has been Chief Financial Officer of Cargill Financial Service Corporation.

     Thomas E. Smith has been a Director of the Company since July 1997, and the President of High Island Oil Corporation since 1991. From 1992 to July 1997, Mr. Smith was a Director of Mortgage Corp., and from 1991 to 1992 Mr. Smith was a Director of American Mortgage Company, Inc., which merged with Harbor Financial Mortgage Corporation in 1992. Mr. Smith serves on the Board of Consolidated Graphics Corporation.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     Directors will be elected by a plurality of the votes of the shares of the Company Common Stock present at the Company Annual Meeting, in person or by proxy, and entitled to vote on the election of directors (and therefore abstentions and non-votes will have no legal effect on such election).

NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

                NAME                   AGE                          POSITION
                ----                   ---                          --------
Terry R. DeWitt......................   40  Senior Vice President
G. Stephen Fillip....................   46  Senior Vice President and Chief Credit Officer
Joe S. Greak.........................   49  Senior Vice President, Tax Director and Secretary
Ronald E. Hames......................   50  Senior Vice President, Information Technology
James C. Holmes......................   41  Senior Vice President and Treasurer
Kathy McNair.........................   48  Senior Vice President, Credit Administration
Gary H. Miller.......................   38  Senior Vice President and Chief Financial Officer
Jim W. Moore.........................   47  Senior Vice President and Manager of Subsidiary
                                              Activities
Richard J. Vander Woude..............   43  Senior Vice President and General Counsel
OTHER KEY EMPLOYEES
James H. Aronoff.....................   41  Chairman of the Board and Chief Executive Officer of FC
                                              Capital Corporation
Thomas R. Brower.....................   39  President of FirstCity Funding Corporation
Scot A. Foith........................   31  Executive Vice President and Director of Operations of
                                              FirstCity Funding Corporation
Christopher J. Morrissey.............   44  President and Chief Operating Officer of FC Capital
                                              Corporation

     Terry R. DeWitt has been Senior Vice President responsible for due diligence and investment evaluation of the Company since the Merger. Mr. DeWitt held the same position with J-Hawk from 1992 to the Merger. From 1991 to 1992, Mr. DeWitt was Senior Vice President of the First National Bank of Central Texas, a national banking association, and from 1989 to 1991, he was President of the First National Bank of Goldthwaite, a national banking association.

     G. Stephen Fillip has been Senior Vice President and Chief Credit Officer of the Company since November 1996 and Senior Vice President of the Company since the Merger. Mr. Fillip was Senior Vice President of J-Hawk from 1991 to the Merger. From 1989 to 1991, Mr. Fillip was Executive Vice President and Chief Credit Officer of BancOne, Texas, N.A. (Waco), a national banking association.

     Joe S. Greak has been Senior Vice President, Tax Director and Secretary of the Company since the Merger. Mr. Greak was the Tax Manager of FCBOT from 1993 to the Merger. From 1992 to 1993, Mr. Greak was the Tax Manager of New First City -- Houston, N.A. Prior thereto, he was Senior Vice President and Tax Director of First City, Texas -- Houston, N.A.

     Ronald E. Hames has been Senior Vice President, Information Technology of the Company since the Harbor Merger. Mr. Hames was Senior Vice President and Chief Financial Officer of Harbor from 1992 to 1997.

     James C. Holmes has been Senior Vice President and Treasurer of the Company since the Merger. Mr. Holmes held the same positions with J-Hawk from 1991 to the Merger. From 1988 to 1991, Mr. Holmes was a Vice President of MBank, Waco, a national banking association.

     Kathy McNair has been Senior Vice President, Credit Administration of the Company since the Merger. Ms. McNair held the same position with a wholly owned subsidiary of J-Hawk from 1992 to 1994 and the same position with J-Hawk from 1994 to the Merger. Ms. McNair is currently Manager of Credit Administration of the Company; prior thereto, she was Credit Administration Manager of a wholly owned subsidiary of J-Hawk. From 1990 to 1992, Ms. McNair was a Vice President of Investors Savings Bank, a savings and loan association, and from 1988 to 1990, Ms. McNair was a Vice President of Old Kent Bank Southwest, a state chartered bank.

     Gary H. Miller has been Senior Vice President and Chief Financial Officer of the Company since November 1996. Mr. Miller served as Senior Vice President and Controller of the Company from the Merger to November 1996, and held the same position with J-Hawk from 1994 to the Merger. From 1990 to 1994, Mr. Miller was a senior manager of Jaynes, Reitmeier, Boyd & Therrell, P.C., an independent public accounting firm. From 1988 to 1990, Mr. Miller was a Vice President of NCNB Texas National Bank, a national banking association.

     Jim W. Moore has been Senior Vice President and Manager of Subsidiary Activities of the Company since November 1996. Mr. Moore served as Senior Vice President and Manager of Assets of the Company from the Merger to November 1996, and held the same position with J-Hawk from 1992 to the Merger. From 1990 to 1992, Mr. Moore was a management consultant for MBank, Waco, a national banking association, and from 1988 to 1990, Mr. Moore was President and a Director of Central Texas Savings and Loan, a savings and loan association.

     Richard J. Vander Woude has been General Counsel and Senior Vice President of the Company since January, 1998. Mr. Vander Woude was a partner in the law firm of Vander Woude & Istre, Waco, Texas from 1992 to 1997.

KEY EMPLOYEES

     The following persons, although not executive officers of the Company, make significant business contributions to the Company:

     James Aronoff has been Chairman of the Board and Chief Executive Officer of FC Capital Corporation since August 1997. Mr. Aronoff has fifteen years of experience in the mortgage banking business, and from 1993 to 1997 was a Managing Director of Fixed Income Structured Finance at Nomura Securities International, Inc.

     Thomas R. Brower has been President of FirstCity Funding Corporation since September 1997. From 1995 to 1997, he was President of The Brower Group, a sub-prime automobile finance company. Mr. Brower has over fifteen years experience in the automotive industry, and was named Man of the Year in 1995 by the Association of Finance and Insurance Professionals.

     Scot A. Foith has been Executive Vice President and Director of Operations of FirstCity Funding Corporation since September 1997. From 1995 to 1997, he was Executive Vice President of The Brower Group. Mr. Foith has nine years experience in the sub-prime automobile finance business.

     Christopher J. Morrissey has been President and Chief Operating Officer of FC Capital Corporation since August 1997. Mr. Morrissey has fifteen years of experience in the mortgage banking business, and from 1994 to 1997 was a Managing Director of Fixed Income Structured Finance at Nomura Securities International, Inc.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company Common Stock owned on March 31, 1998 (the "Measurement Date") by: (1) each person who is known by the Company to be the beneficial owner of more than five percent of the Company Common Stock as of such date, (2) each of the Company's directors and the nominees for director named herein, (3) each of the executive officers of the Company named in the Summary Compensation Table under the caption "Executive Compensation" and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares of the Company Common Stock shown in the table are held with sole voting and investment power.

                                                                 SHARES           PERCENT
                                                              BENEFICIALLY          OF
          NAME AND ADDRESS OF BENEFICIAL OWNER (1)               OWNED             CLASS
          ----------------------------------------            ------------        -------
James R. Hawkins............................................   1,036,445(2)        15.7
C. Ivan Wilson..............................................       2,664(3)           *
James T. Sartain............................................     382,320(4)         5.8
Rick R. Hagelstein..........................................     382,320(5)         5.8
Matt A. Landry, Jr..........................................      62,125(6)           *
Richard J. Gillen...........................................     696,659           10.6
  340 N. Sam Houston Pkwy. E., #100
  Houston, Texas 77060
Richard E. Bean.............................................      78,633(7)         1.2
Bart A. Brown, Jr...........................................          --             --
Donald J. Douglass..........................................      10,000              *
David W. MacLennan..........................................          --(8)          --
Thomas E. Smith.............................................      14,357              *
All directors and executive officers as a group (20
  persons)..................................................   2,815,652(2)-(8)    42.2
Ed Smith....................................................     634,931(9)         9.7
  1021 Main Street, #1000
  Houston, Texas 77002
Lindsey Capital.............................................     419,969(9)         6.4
  1021 Main Street, #1000
  Houston, Texas 77002
ATARA Corp..................................................     372,400(10)        5.7

---------------

  *  Less than 1%

 (1) The business mailing address of each of such persons (except as otherwise indicated) is P.O. Box 8216, Waco, Texas 76714-8216.

 (2) Includes 9,000 and 506 shares of Common Stock, respectively, that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company's 1995 Stock Option and Award Plan and upon the exercise of warrants to purchase Common Stock. Also includes 57,445 shares of Common Stock held of record by J-Hawk, Ltd., the sole general partner of which is 5-Star Management, Inc. Mr. Hawkins may be deemed to beneficially own such shares of common stock as a result of his ownership of 50% of the common stock of 5-Star Management, Inc.

 (3) Includes 676 shares that may be acquired within 60 days of the Measurement Date through the exercise of warrants of the Company to purchase Common Stock.

 (4) Includes 9,920 and 506 shares of Common Stock, respectively, that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company's 1995 Stock Option and Award Plan and upon the exercise of warrants to purchase Common Stock.

 (5) 372,400 of such shares of Common Stock are held of record by ATARA, including 506 shares that may be acquired within 60 days of the Measurement Date upon the exercise of warrants to purchase Common Stock. ATARA is principally engaged in the investment in Common Stock. The sole general partner of ATARA is ATARA Corp., a Texas corporation ("ATARA Corp."), which is also principally engaged in the investment in Common Stock. Mr. Hagelstein may be deemed to beneficially own all such 372,400 shares by virtue of being the Chairman of the Board and President of ATARA Corp., and by reason of the fact that his wife is the only other officer or director of ATARA Corp. and owns 33.33% of the outstanding shares of common stock of ATARA Corp. Includes 9,920 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company's 1995 Stock Option and Award Plan.

 (6) 53,065 of such shares of Common Stock are held of record by Enovest Associates, Ltd., a Texas limited partnership ("Associates"), which is principally engaged in the business of investments, including its investment in the Company's Common Stock. The sole general partner of Associates is Enovest Investments, Inc., a Texas corporation ("Investments"). Mr. Landry may be deemed to beneficially own all such 53,065 shares by virtue of being a Vice President of Investments. Includes 9,060 shares that may be acquired within 60 days of the Measurement Date through the exercise of options granted under the Company's 1995 Stock Option and Award Plan and 1996 Stock Option and Award Plan.

 (7) Includes 9,964 shares that may be acquired within 60 days of the Measurement Date through the exercise of warrants of the Company to purchase Common Stock.

 (8) Mr. MacLennan is an officer of certain affiliates of Cargill, which, as of the Measurement Date was the record owner of 241,137 shares of Common Stock. Mr. MacLennan disclaims beneficial ownership of such shares. Cargill Financial is party to the Shareholder Voting Agreement with Messrs. Hawkins and Sartain, and ATARA, regarding the Common Stock.

 (9) 419,969 of such shares of Common Stock are held of record by Lindsey Capital Corporation. Mr. Smith beneficially owns such shares of Common Stock as a result of his ownership of 100% of the common stock of Lindsey Capital Corporation.

(10) Messrs. Hawkins and Sartain and ATARA, the sole general partner of which is ATARA Corp., are parties to a Shareholder Voting Agreement with Cargill regarding the Common Stock, pursuant to which ATARA and Messrs. Hawkins and Sartain are required to vote their shares of Common Stock to elect one designee of Cargill as a director of the Company, and Cargill is required to vote its shares of Common Stock to elect one or more designees of ATARA and Messrs. Hawkins and Sartain as directors of the company. Each of Messrs. Hawkins and Sartain and ATARA disclaims beneficial ownership of the shares of Common Stock owned by Cargill.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable such
Section 16(a) filing requirements were complied with by its directors, officers and 10 percent stockholders during the last fiscal year, with the exception of Mr. Hames who reported one transaction after the filing requirement deadline.

BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors has the following five standing committees: an Executive Committee; an Audit Committee; a Compensation Committee; an Investment Committee; and a Nominating Committee. Members of these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the annual meeting of stockholders. During 1997, the Board of Directors held five meetings. Further information concerning the Board's standing committees appears below.

EXECUTIVE COMMITTEE

     The Executive Committee presently consists of Messrs. Hawkins (Chairman), Sartain, Hagelstein, Landry and Gillen. Subject to certain limitations specified by the Company's Bylaws and the Delaware

General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. During 1997, the Executive Committee held eight meetings. Each of the members of Executive Committee attended all such meetings for the period they were members of the committee.

AUDIT COMMITTEE

     The Audit Committee presently consists of Messrs. Bean (Chairman), Smith and Wilson. The functions of the Audit Committee include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional service rendered to the Company by the independent public accountants and considering the possible effects of such services on the independence of such public accountants. During 1997, the Audit Committee held five meeting. Each of the members of Audit Committee attended all such meetings for the period they were members of the committee, except Mr. Wilson, who attended all such meetings except one.

COMPENSATION COMMITTEE

     The Compensation Committee presently consists of Messrs. Brown (Chairman), MacLennan, Wilson and Douglass. The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for executive officers of the Company and its subsidiaries. A separate subcommittee of the Compensation Committee, the Stock Option Subcommittee (consisting of Messrs. MacLennan and Brown), is responsible for all recommendations, reviews, modifications and approvals with respect to the 1995 Stock Option and Award Plan, the 1995 Employee Stock Purchase Plan and the 1996 Stock Option and Award Plan. During 1997, the Compensation Committee held two meetings. Each of the members of Compensation Committee attended all such meetings during the period which they were members of the committee, except Mr. MacLennan, who attended all such meetings except one.

INVESTMENT COMMITTEE

     The Investment Committee presently consists of Messrs. Sartain (Chairman), Douglass, Brown, Gillen, MacLennan and Bean. The functions of the Investment Committee include providing oversight and approval of prospective investments based on thresholds of risk exposure to the Company's balance sheet. During 1997, the Investment Committee held three meetings. Each of the members of Investment Committee attended all such meetings during the period which they were members of the committee, except Mr. MacLennan, who attended all such meetings except one.

NOMINATING COMMITTEE

     The Nominating Committee presently consists of Messrs. Hawkins (Chairman), Douglass and Gillen. The functions of the Nominating Committee include recommending to the Board of Directors those persons it believes should be nominees for election as directors. In this regard, the Nominating Committee considers the performance of incumbent directors in determining whether such directors should be nominated to stand for reelection. During 1997, the Nominating Committee held one meeting. Each of the members of Nominating Committee attended such meetings.

     Under the Company's Bylaws, nominations of persons for election to the Board of Directors also may be made by stockholders as described under the caption "Election of Directors."

                             DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company or any of its subsidiaries receive a retainer of $3,000 per quarter for their services as directors (from January 1, 1997 through December 31, 1997, each such director received an aggregate of $12,000 for such director's services as director for such period). Such directors also receive $1,000 plus expenses for each regular and special Board meeting attended, and $1,000 plus expenses for each meeting of any committee of the Board attended, in each case other than telephonic meetings. Directors who are employees of the Company do not receive directors' fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation for services during each of the last three years to (1) the Company's Chief Executive Officer during 1997 and (2) the Company's other four most highly compensated executive officers during 1997 serving as such at the end of 1997:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                  ANNUAL            -------------
                                             COMPENSATION(1)         SECURITIES
                                           --------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR       SALARY($)   BONUS($)     OPTIONS(3)(#)     COMPENSATION(4)($)
---------------------------  -----------   ---------   --------     -------------     ------------------
James R. Hawkins,.........      1997        303,858         --             --                9,871
  Chairman of the Board         1996        300,000     82,500          2,845(5)            11,374
  and Chief Executive           1995
  Officer                    07/03-12/31    155,769    225,000(2)      22,500                3,086
                             01/01-07/02    150,000         --             --                3,086
                             Total 1995     305,769    225,000(2)      22,500                6,172
James T. Sartain,.........      1997        303,858         --             --                6,418
  President and Chief           1996        300,000     82,500          2,845(5)             7,927
  Operating Officer             1995
                             07/03-12/31    155,769    225,000(2)      24,800                2,529
                             01/01-07/02    150,000         --             --                2,529
                             Total 1995     305,769    225,000(2)      24,800                5,058
Rick R. Hagelstein,.......      1997        303,858         --             --                8,454
  Executive Vice President      1996        300,000     82,500          2,845(5)             9,913
  and Managing Director         1995
                             07/03-12/31    155,769    225,000(2)      24,800                2,991
                             01/01-07/02    150,000         --             --                2,991
                             Total 1995     305,769    225,000(2)      24,800                5,982
Matt A. Landry, Jr.,......      1997        296,164         --          2,700                7,967
  Executive Vice President      1996        250,000     82,500          2,845(5)             7,899
  and Managing Director         1995
                             07/03-12/31    129,808    185,000(2)      21,300                3,003
                             01/01-07/02    125,000         --             --                3,003
                             Total 1995     254,808    185,000(2)      21,300                6,006
Richard J. Gillen.........      1997        264,450         --             --                6,550
  Managing Director             1996        225,260         --             --                6,523
                                1995        216,673         --             --                5,772

---------------------------

(1) With respect to Messrs. Hawkins, Sartain, Hagelstein and Landry, all amounts shown for (a) the period July 3, 1995 through December 31, 1995 were for services in all capacities to the Company and its subsidiaries, (b) the period January 1, 1995 through July 2, 1995, were for services in all capacities to

    J-Hawk and its subsidiaries. With respect to Mr. Gillen all amounts earned prior to July 1997, were for services to Harbor Financial Mortgage Corporation which was acquired by FirstCity in July, 1997.

(2) Such bonus amount was awarded under the Company's 1996 Performance Bonus
    Plan.

(3) Expressed in terms of the numbers of shares of the Company's Common Stock underlying options and awards granted during the year indicated. All such options granted in 1995 were granted under the 1995 Stock Option and Award Plan. All such awards granted in 1996 were granted under the 1996 Stock Option and Award Plan and the Company's 1996 Performance Bonus Plan.

(4) With respect to Messrs. Hawkins, Sartain, Hagelstein, Landry and Gillen, the total amounts indicated under "All Other Compensation" for 1997 consist of
    (a) amounts contributed to match a portion of such employee's contributions under a 401(k) plan ("401(k) Match"), (b) excess premiums paid on supplemental life insurance policies ("Supplement Life") and (c) personal use of a business vehicle ("Auto"). The follows table details the amounts paid during 1997 for each of the categories:

                                               401(K)    SUPPLEMENT
                    EXECUTIVE                  MATCH        LIFE        AUTO     TOTAL
                    ---------                  ------    ----------    ------    ------
    James R. Hawkins.........................  $4,800      $4,352      $  719    $9,871
    James T. Sartain.........................   4,800       1,079         539     6,418
    Rick R. Hagelstein.......................   4,800       1,786       1,868     8,454
    Matt A. Landry...........................   4,800       2,790         377     7,967
    Richard J. Gillen........................   4,750       1,800          --     6,550

(5) These awards are contingent upon meeting certain performance targets in 1997 and 1998, with one-half vesting based on 1997 earnings, and one-half vesting based on 1998 earnings. See "Board Compensation Report on Executive Compensation". The contingent awards related to 1997 were forfeited as the performance targets for 1997 were not achieved.

STOCK OPTION AND PURCHASE PLANS AND 401(K) PLAN

     In October 1995, on the recommendation of the Stock Option Subcommittee, the Board of Directors approved the grant of 229,600 stock options under the 1995 Stock Option and Award Plan. Of these options, 173,600 were granted to the Company's executive officers. The exercise price for all such options was equal to or greater than the fair market value of the underlying Company Common Stock at the date of grant. Therefore, the holders of the stock options will benefit from such options only when, and to the extent, the price of the Company Common Stock increases after the grant of the option. The performance of individual executive officers and other key employees was considered by the Stock Option Subcommittee in allocating such grants, taking into account the Company's performance, each individual's contributions thereto and specific accomplishments in each individual's area of responsibility. In October 1996, on the recommendation of the Stock Option Subcommittee, the Board of Directors approved the grant of 18,000 stock options under the 1996 Stock Option and Award Plan (no such shares were granted to executive officers). In February 1997, on the recommendation of the Stock Option Subcommittee, the Board of Directors approved the grant of 95,200 stock options under the 1996 Stock Option and Award Plan of these options, 46,200 were granted to the Company's executive officers. In September 1997, on the recommendation of the Stock Option Subcommittee, the Board of Directors approved the grant of 30,000 stock options under the 1996 Stock Option and Award Plan (no such shares were granted to executive officers).

     At the Company's annual shareholders' meeting, held on April 24, 1996, the Company's shareholders approved (1) the 1995 Stock Option and Award Plan, which provides for the grant of up to 230,000 options to purchase the Company Common Stock to plan participants (229,600 of which have been granted), (2) the 1996 Stock Option and Award Plan, which provides for the grant of up to 500,000 options to purchase the Company Common Stock to plan participants and (3) the 1995 Employee Stock Purchase Plan, under which up to 100,000 shares of the Company Common Stock may be made available for purchase by plan participants. Grants of options to purchase 15,473 shares of the Company Common Stock have been granted to date. The 1996 Stock Option and Award Plan also provides for the grant of up to 50,000 performance shares to employees of the Company, to be awarded in the discretion of the Stock Option Subcommittee. The performance measure to be used for the purposes of granting the performance shares will be the extent to which performance goals are met, in addition to the factors of total shareholder return, return on equity, earnings per share and the ratio of operating overhead to operating revenue.

     Beginning January 1, 1994, the Company also initiated a defined contribution 401(k) employee profit sharing plan (the "401(k) Plan") in which the Company matches employee contributions at a stated percentage of employee contributions to a defined maximum. The Company contributed approximately $603,000, $407,000 and $226,000 in 1997, 1996 and 1995, respectively, to the
401(k) Plan.

OPTION GRANTS

     The following table sets forth certain information with respect to grants of stock options under the 1995 Stock Option and Award Plan and the 1996 Stock Option and Award Plan during 1997, to the Company's Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table under the caption "Executive Compensation." In addition, there are shown hypothetical gains or "option spreads" that could be realized for the respective options, based on arbitrarily assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option terms.

                                                                                      POTENTIAL REALIZABLE
                                                                                         VALUE ASSUMED
                                               PERCENT OF                               ANNUAL RATES OF
                                 NUMBER OF      OPTIONS                                      STOCK
                                  SHARES        GRANTED      EXERCISE                  PRICE APPRECIATION
                                UNDERLYING         TO        OF BASE                   FOR OPTION TERM(2)
                                  OPTIONS      EMPLOYEES    PRICE (PER   EXPIRATION   --------------------
NAME                           GRANTED(#)(1)    IN 1997       SHARE)        DATE       5% ($)     10% ($)
----                           -------------   ----------   ----------   ----------   --------   ---------
Matt A. Landry, Jr. .........      2,700          2.2%        27.25      2/27/2007     46,271     117,260

---------------

(1) The option granted to Mr. Landry was granted as of February 27, 1997, at an exercise price equal to the fair market value of the Company Common Stock on the date of grant. The shares of the Company Common Stock underlying such option will vest in five equal, consecutive annual installments, commencing on the first anniversary of the grant date. Subject to the terms of the 1996 Stock Option and Award Plan, such option may be exercised to purchase all or any portion of such vested shares at any time prior to the termination thereof. The unexercised portions of such options, if any, terminate ten years from the grant date. Such options are non-transferable other than by will or the laws of descent and distribution. Under the 1996 Stock Option and Award Plan, the right to exercise options with respect to unvested shares may be accelerated in certain circumstances.

(2) These amounts represent certain assumed rates of appreciation only. There can be no assurance that the amounts reflected will be achieved.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table under the caption "Executive Compensation," the number of shares of the Company Common Stock underlying both exercisable and non-exercisable stock options held by such persons as of December 31, 1997, and the year-end values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of any such options and the year-end market price of the Company Common Stock. All such options were granted under the 1995 Stock Option and Award Plan and 1996 Stock Option and Award Plan.

                        AGGREGATED 1997 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                                  NUMBER OF SHARES              VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                            OPTIONS AT DECEMBER 31, 1997         DECEMBER 31, 1997
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
James R. Hawkins..........................     9,000          13,500         $ 75,375        $113,062
James T. Sartain..........................     9,920          14,880          102,920         154,380
Rick R. Hagelstein........................     9,920          14,880          102,920         154,380
Matt A. Landry, Jr........................     8,520          15,480           84,480         144,945
Richard J. Gillen.........................        --              --               --              --

---------------

(1) Aggregate market value (based on December 31, 1997 stock price of $30.375 per share) of the shares of the Company Common Stock underlying such options, less the aggregate exercise price payable.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report concerning the specific factors, criteria and goals underlying decisions on payments and awards of compensation to each of the executive officers of the Company for fiscal year 1997 is provided by the Compensation Committee of the Company's Board of Directors.

GENERAL

     Recommendations regarding compensation of the Company's executive officers are prepared by the Compensation Committee of the Board of Directors and are subject to the review, modification and approval of the Board, except that (1) the Chief Executive Officer does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his compensation and (2) all such recommendations, reviews, modifications and approvals with respect to awards under the 1996 Stock Option and Award Plan are made solely by the Stock Option Subcommittee of the Compensation Committee.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain high quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash for the achievement of financial performance goals, and long-term, stock-based incentives which strengthen the mutuality of interests between senior management and the Company's stockholders.

     Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), provides that no deduction for federal income tax purposes shall be allowed to a publicly held corporation for applicable employee remuneration with respect to any covered employee of the corporation to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1.0 million. For purposes of this limitation, the term "covered employee" generally includes the chief executive officer of the corporation and the four highest compensated officers of the corporation (other than the chief executive officer), the term "applicable employee remuneration" generally means, with respect to any covered employee for the taxable year, the aggregate amount allowable as a federal income tax deduction for services performed by such employee (whether or not during the taxable year); provided, however, that applicable employee remuneration does not include, among other items, certain remuneration payable solely on account of the attainment of one or more performance goals ("performance based compensation"). It is the Company's general intention that the remuneration paid to its covered employees not exceed the deductibility limitation established by
Section 162(m). Nevertheless, due to the fact that not all remuneration paid to covered employees may qualify as performance-based compensation, it is possible that the Company's deduction for remuneration paid to any covered employee during a taxable year may be limited by Section 162(m).

SALARIES

     Salaries for the year 1997 for each of the Company's executive officers, including its Chief Executive Officer, were determined based upon such officer's level of responsibility, time with the Company, contribution to the Company and individual performance. The evaluation of these factors was subjective, and no fixed, relative weights were assigned thereto.

BONUSES

     Under the Company's Performance Bonus Plan, all executive officers who were employed by the Company or its subsidiaries during calendar year receive, as a bonus, for services rendered to the Company or such subsidiary during the year, a prescribed portion of an amount (equal to fifty percent of the Company's net profits after a twenty-five percent return on stockholders' equity, after payment or accrual of preferred dividends). In 1997, no bonuses were awarded under the Performance Bonus Plan.

     Bonuses earned pursuant to the Company's Performance Bonus Plan are paid one-half in cash in the year the bonus is granted and the remainder in shares of the Company Common Stock having a fair market value at the time the bonus is granted equal to half of the respective bonus. One-half of the shares of the Company Common Stock granted as part of a bonus vest, contingent upon meeting certain performance bonus targets, in the first year succeeding the year in which the bonus was granted. The other half of such shares vest, contingent upon meeting certain performance bonus targets, in the second year succeeding the year in which the bonus was granted.

STOCK OPTIONS

     The Stock Option Subcommittee of the Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term shareholder value, and the subcommittee has established a policy of awarding stock options each year based on the continuing progress of the Company as well as on individual performance.

     In 1997, the Stock Option Subcommittee recommended, and the Board of Directors approved, the grant of stock options for 125,200 shares of the Company Common Stock under the 1996 Stock Option and Award Plan (of which 46,200 were granted to the Company's executive officers). The exercise price with respect to all such grants was equal to or greater than the fair market value of the underlying Company Common Stock at the date of grant so that the holders of such options will benefit from such options only when, and to the extent, the price of the Company Common Stock increases after such grant. The performance of individual executive officers and other key employees was considered by the Stock Option Subcommittee in allocating such grants, taking into account the Company's performance, each individual's contributions thereto and specific accomplishments in each individual's area of responsibility.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Recommendations regarding compensation of the Company's Chief Executive Officer are prepared by those members of the Compensation Committee, and are subject to the review, modification and approval of those members of the Board, other than the Chief Executive Officer. Such recommendations, reviews, modifications and approvals for 1997 were based on the Chief Executive Officer's level of responsibility, time with the Company, individual performance and significant contributions to the successful implementation of several important decisions that are expected to benefit the Company in future years, including the acquisition of various purchased asset portfolios.

                                            THE COMPENSATION COMMITTEE
                                            Bart A. Brown Jr., Chairman
                                            Donald J. Douglass
                                            David W. MacLennan
                                            C. Ivan Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brown (Chairman), Douglass, MacLennan and Wilson served as members of the Compensation Committee of the Board of Directors during 1997. Messrs. MacLennan and Brown served as members of the Stock Option Subcommittee of the Compensation Committee during 1997. Neither of Messrs. MacLennan or Brown was an officer or employee of the Company or any of its subsidiaries during 1997 or any prior year. Mr. MacLennan is an employee of Cargill, which as entered into various agreements with the Company. See "Certain Relationships and Related Transactions".

EMPLOYMENT AGREEMENTS

     In conjunction with the merger of FirstCty and Harbor Financial Group, Inc. ("HFGI") in July of 1997, Mr. Gillen entered into an employment agreement for a term of three years with Harbor Financial Mortgage Corporation (a subsidiary of HFGI). Under the agreement, Mr. Gillen's annual salary is established at $300,000, subject to review and adjustment. Mr. Gillen participates in the benefit plans of FirstCity, and will participate in the Performance Bonus Plan for executive officers. See "Board Compensation Committee Report on Executive Compensation -- Bonuses".

CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following performance graph (the "Performance Graph") compares the cumulative total shareholder return on the Company's Common Stock, based on the market price thereof, with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (US) prepared for the National Association of Securities Dealers Automated Quotations System ("NASDAQ") by the Center for Research in Security Prices ("CRSP," and such index, the "NASDAQ Market Index") and the CRSP Financial Stocks Index prepared for NASDAQ by CRSP (the "NASDAQ Industry Index") for the period beginning on July 3, 1995 (the date the Company's Common Stock commenced trading on NASDAQ) and ending on December 31, 1997. Cumulative total shareholder return is based on an annual total return, which assumes the reinvestment of all dividends for the period shown and assumes that $100 was invested on July 3, 1995 in each of the Company's Common Stock, the NASDAQ Market Index and the NASDAQ Industry Index. The Company has not declared any dividends during the period covered by the Performance Graph. The results shown in the Performance Graph are not necessarily indicative of future performance.

                                                                         NASDAQ
               Measurement Period                      NASDAQ          FINANCIAL         FIRSTCITY
             (Fiscal Year Covered)                     MARKET            STOCKS          FINANCIAL
7/3/95                                                         100               100               100
9/29/95                                                     111.94            113.95            133.33
12/31/95                                                    113.30            122.24            170.83
3/29/96                                                     118.59            127.15            167.71
6/28/96                                                     128.27            130.14            231.25
9/30/96                                                     132.83            141.06            243.75
12/31/96                                                    139.36            156.70            241.67
3/31/97                                                     131.80            163.48            179.17
6/30/97                                                     155.96            190.36            233.33
9/30/97                                                     182.34            222.14            212.50
12/31/97                                                    171.01            240.50            253.13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns equity interests in various purchased asset portfolios through limited partnerships ("Acquisition Partnerships") in which a corporate affiliate of the Company is the sole general partner and the Company and other nonaffiliated investors are limited partners. Certain directors and executive officers of the Company may also serve as directors and/or executive officers of such general partner, but receive no additional compensation from or on behalf of such general partner for serving in such capacity. The Company provides asset servicing to such Acquisition Partnerships pursuant to servicing agreements between the Company and such Acquisition Partnerships.

     Under a Right of First Refusal Agreement and Due Diligence Reimbursement Agreement effective as of January 1, 1998 (the "Right of First Refusal Agreement") among the Company, FirstCity Servicing Corporation, Cargill and its wholly owned subsidiary CFSC Capital Corp. II ("CFSC"), if the Company receives an invitation to bid on or otherwise obtains an opportunity to acquire interests in domestic loans, receivables, real estate or other assets in which the aggregate amount to be bid exceeds $4 million, the

Company is required to follow a prescribed notice procedure pursuant to which CFSC has the option to participate in the proposed purchase by requiring that such purchase or acquisition be effected through an Acquisition Partnership formed by the Company and Cargill (or an affiliate). The Right of First Refusal Agreement does not prohibit the Company from holding discussions with entities other than CFSC regarding potential joint purchases of interests in loans, receivables, real estate or other assets, provided that any such purchase is subject to CFSC's right to participate in the Company's share of the investment. The Right of First Refusal Agreement further provides that, subject to certain conditions, CFSC will bear 50% of the due diligence expenses incurred by the Company in connection with proposed asset purchases. The Right of First Refusal Agreement is an amendment and extension of a similar agreement entered into among the Company, certain members of the Company's management and Cargill in 1992. The Right of First Refusal Agreement terminates on January 1, 2000. During 1997, Cargill provided the Company with a $35 million revolving credit facility, which terminated on April 9, 1998, to fund the Company's purchased asset portfolio acquisitions and for certain other working capital purposes. Borrowings under such facility bore interest at LIBOR plus 5% and were secured by substantially all of the Company's unencumbered assets. As of December 31, 1997, outstanding borrowings under such facility were $7.0 million. David W. MacLennan, a director of the Company, is an officer of certain affiliates of Cargill.

     Pursuant to a noncancellable operating lease, the Company leases the office space for its principal executive offices in Waco, Texas from a trust created for the benefit of the children of James R. Hawkins, the Chairman of the Board and Chief Executive Officer of the Company. Such lease expires in December of 2001 and contains an option in favor of the Company pursuant to which the Company may renew such lease for two additional five-year periods, with escalating lease payments. Rental expenses under such lease for calendar year 1996 were $90,000. As of December 31, 1996, the future minimum lease payments for each of the next four years under such lease are $90,000 per year. The Company believes that the terms of such lease are generally as favorable to the Company as the terms it would receive from an independent third party.

     The Company is party to agreements with Combined Financial Corporation and its subsidiaries ("CFC") and HATARAS Limited ("HATARAS") to provide asset servicing for a fee based on a percentage of collections. Certain directors and executive officers have beneficial ownership of CFC and HATARAS. The fee paid by CFC to the Company in 1997 was approximately $115,000. The fee paid by HATARAS to the Company in 1997 was approximately $107,000.

         RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG") to serve as independent certified public accountants for the Company and its subsidiaries for fiscal year 1998. It is intended that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. KPMG has served as the Company's auditors since October 27, 1995 (on which date KPMG was so appointed by the Board of Directors, which appointment was recommended by the Board's Audit Committee) and has no investment in the Company or its subsidiaries.

     Although the submission of this matter to the stockholders is not required by law, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of the shares of the Company Common Stock represented at the meeting, in person or by proxy.

     It is expected that representatives of KPMG will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

STOCKHOLDERS' PROPOSALS

     Pursuant to the Exchange Act, and regulations thereunder, individual stockholders have a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at an annual meeting of the stockholders. Proposals intended to be presented at the annual meeting to be held in 1999 must be received at the Company's principal executive offices no later than December 21, 1998. Such proposals should be address as follows: The Company Financial Corporation, P.O. Box 8216, Waco, Texas 76714, Attention : Secretary.

OTHER MATTERS

     Management does not presently know of any matters which may be presented for action at the Company Annual Meeting other than those set forth herein. However, if any other matters properly come before the Company Annual Meeting, it is the intention of the persons named in the proxies solicited by Management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgement.

                                            By Order of the Board of Directors

April 21, 1998

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                          FIRSTCITY FINANCIAL CORPORATION

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1998

            The undersigned hereby appoints James T. Sartain and Matt A. Landry, Jr., jointly and severally, as proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the
  P Annual Meeting of Stockholders of FirstCity Financial Corporation (the "Company") to be held on Thursday, May 21, 1998, at the principal executive offices of the Company, 6400 Imperial Drive,
  R Waco, Texas 76712, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

  O     1. ELECTION OF DIRECTORS, NOMINEES:

           James R. Hawkins, C. Ivan Wilson, James T. Sartain, Rick R.
  X        Hagelstein, Matt A. Landry, Jr., Richard J. Gillen, Richard E.
           Bean, Bart A. Brown, Jr., Donald J. Douglass, David W. MacLennan and Thomas E. Smith as directors, except as indicated below; or
  Y
                           [ ] FOR            [ ] WITHHELD

           For, except vote withheld from the following nominee(s):

          -----------------------------------------------------------------

          -----------------------------------------------------------------

        2. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1998.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

        3. With discretionary authority as to such other matters as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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

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           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
       MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1998.

           The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                              Date
                                                   ----------------------

                                              ---------------------------
                                                     Signature(s)

                                              ---------------------------
                                                     Signature(s)

                                              Note: Please sign exactly
                                                    as name appears
                                                    hereon. Joint owners
                                                    should each sign.
                                                    When signing as
                                                    attorney, executor,
                                                    administrator,
                                                    trustee, or guardian,
                                                    please give full
                                                    title as such.

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